UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 16, 2021

REPLIGEN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-14656	04-2729386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 Seyon Street, Bldg. 1, Suite 100, Waltham, MA 02453

(Address of Principal Executive Offices) (Zip Code)

(781) 250-0111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RGEN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On September 16, 2021, Repligen Corporation (the “Company”) issued a press release announcing the Company’s entry into an agreement to consummate the Avitide Merger described in Item 8.01. A copy of this press release is attached to this Current Report on Form 8-K and furnished as Exhibit 99.1.

On September 16, 2021, the Company made available an Investor Presentation relating to the Avitide Merger under “Investor Presentations & Events” in the Investors section of the Company’s website at www.repligen.com. A copy of this Investor Presentation is attached to this Current Report on Form 8-K and furnished as Exhibit 99.2.

The information in this Item 7.01 of this Form 8-K and Exhibits 99.1 and 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall any of it be deemed incorporated by reference in any filing under the Securities Act of 1933, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

On September 16, 2021, the Company executed an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) by and among the Company, Avalon Merger Sub, Inc., a Delaware corporation and a wholly owned direct subsidiary of the Company (“First Merger Sub”), Avalon Merger Sub LLC, a Delaware limited liability company and a wholly owned direct subsidiary of the Company (“Second Merger Sub”), Avitide, Inc., a Delaware corporation (“Avitide”), and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the representative, agent and attorney-in-fact of Avitide’s securityholders. Subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, First Merger Sub will merge with and into Avitide, with Avitide surviving as a wholly-owned direct subsidiary of the Company (the “Surviving Corporation”) (the “First Merger”). Promptly following the First Merger, and as part of the same overall transaction, the Surviving Corporation will merge with and into Second Merger Sub, with Second Merger Sub surviving as a wholly-owned direct subsidiary of the Company (the “Second Merger”, and together with the First Merger, the “Avitide Merger”).

At the closing of the Avitide Merger, the Company will pay to Avitide securityholders approximately $150 million, comprised of $75 million in cash and $75 million in Repligen common stock, subject to certain adjustments (the “Consideration”), in addition to performance-based earnout payments over the next three years. A portion of the Consideration will be contributed to a third party escrow fund against which the Company may make indemnification claims.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description

99.1	Press Release by Repligen Corporation, dated September 16, 2021.

99.2	Investor Presentation furnished by Repligen Corporation.

104	Cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPLIGEN CORPORATION

Date:	September 16, 2021	By:	/s/ Tony J. Hunt
Tony J. Hunt
President and Chief Executive Officer